CARDIOVASCULAR DIAGNOSTICS, INC.
                       Computation of Earnings Per Share
            (Dollars and shares per thousand, except per share data)
                                  (Unaudited)



                                                         Three Months Ended               Six Months Ended
                                                    June 30,         June 30,         June 30,         June 30,
                                                      1996             1995             1996             1995
                                                  -------------     ------------     ------------     ------------


Net loss                                               ($1,326)           ($641)         ($2,438)         ($1,377)
                                                  =============     ============     ============     ============

Weighted average shares Class A Common                                    2,689                             2,689
Weighted average shares Class B Common                                       42                                42
Convertible debt                                                              7                                 7
Convertible Series A Preferred                                              693                               693
                                                                    ------------                      ------------
                                                                          3,431                             3,431
Stock split                                                             1.26578                           1.26578
                                                                    ------------                      ------------
                                                                          4,343                             4,343
Kicker shares                                                               394                               394
Stock options within one year                                               501                               501
                                                                    ------------                      ------------

Weighted average number of
    shares outstanding                                   6,560            5,238            6,549            5,238
                                                  =============     ============     ============     ============

Loss per share                                          ($0.20)          ($0.12)          ($0.37)          ($0.26)
                                                  =============     ============     ============     ============
